EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-115057 and No. 333-85034) and Registration Statements on Forms S-8 (No. 333-26127, No. 333-57835, No. 333-49142 and No. 333-72970) of Applied Imaging Corp. of our report dated April 26, 2005 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 27, 2005